Exhibit 10.6

                             AMENDMENT NO. 1 to the
                   AMENDED AND RESTATED SHAREHOLDERS AGREEMENT
                            dated as of June 30, 2003


         Amendment No. 1 to Amended and Restated Shareholders Agreement dated as of June 30, 2003 (the "Original Agreement") by and among Ian M. Cumming, Joseph
S. Steinberg and Leucadia National Corporation. All capitalized terms used herein without definition shall have the meaning ascribed to them in the Original Agreement.

         WHEREAS, the Original Agreement obligates the Company to repurchase up to 55% of the Common Shares owned by each Stockholder upon the death of that Stockholder out of the proceeds of insurance to be maintained by the Company on the life of each of the Stockholders; and

         WHEREAS, the Company is required to purchase $50 million term insurance on the life of each of the Stockholders as required under the Original Agreement and has so purchased such insurance; and

         WHEREAS, the Company has been able to purchase additional term life insurance on the life of each of the Stockholders [all as set forth on Schedule A hereto]; and

         WHEREAS, it is the goal of the Company to maintain stability in the price of the Company's Common Shares upon the death of the Stockholders, while providing their respective estates with liquidity.

         The parties hereto hereby amend the terms of the Original Agreement to provide as follows:

         1. Notwithstanding the terms of the Original Agreement, the Company hereby agrees that it will use the proceeds of all life insurance maintained by the Company on the life of each of the Stockholders to satisfy the Company's repurchase obligation under the Original Agreement, up to a maximum of $125 million per Stockholder.

         2. In all other respects, the terms of the Original Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have duly executed this Amendment No. 1 as of the 16th day of May, 2006.


                                    ----------------------------------------
                                    IAN M. CUMMING



                                    ----------------------------------------
                                    JOSEPH S. STEINBERG




                                    LEUCADIA NATIONAL CORPORATION

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                                    By:
                                        Name:
                                        Title
















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